EXHIBIT 10.1


                         SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 9, 2002, is entered into by and between ADVANCED VIRAL RESEARCH CORP., a Delaware corporation (the "Company"), and the purchasers listed on Exhibit A attached hereto (each a "Purchaser" and collectively, the "Purchasers"), for the purchase and sale of shares of the Company's common stock, par value $.00001 per share (the "Common Stock"), in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase shares of Common Stock;

         WHEREAS, such purchase and sale will be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined in Section 3(c) hereof); and

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Purchasers and the Purchasers shall acquire warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to purchase an aggregate of 16,125,000 shares of Common Stock.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchasers hereby agree as follows:

         1.       PURCHASE PRICE.

                  (a) Upon the following terms and subject to the conditions contained herein, the Purchasers hereby agree to purchase an aggregate of 21,500,000 shares of the Company's Common Stock (the "Common Shares"), at a per share price of $.14 and for an aggregate purchase price of $3,010,000 (the "Purchase Price"). Each Purchaser shall purchase that number of Common Shares set forth on Exhibit A hereto.

                  (b) Upon the following terms and subject to the conditions contained herein, the Purchasers shall be issued the Warrants. Each Purchaser shall acquire Warrants to purchase that number of shares of Common Stock set forth on Exhibit A hereto. The Warrants shall be exercisable for five
(5) years from the date of issuance and shall have an exercise price equal to the Warrant Price (as defined in the Warrants). The Warrant Shares (as defined below) shall be registered pursuant to the Registration Rights Agreement, in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement").


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                  (c)      The Company has authorized and has reserved and
covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock to effect the issuance of the Common Shares.

                  (d) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares". The Common Shares and the Warrant Shares are sometimes collectively referred to as the "Shares". The Shares and the Warrants are sometimes collectively referred to as the "Securities".

                  (e) The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree to purchase the Common Shares and the Warrants. The closing under this Agreement (the "Closing") shall take place no later than September 10, 2002 at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in
Section 4 hereof (the "Closing Date").

                  (f) The parties agree to enter into a mutually acceptable escrow agreement (the "Escrow Agreement") with Jenkens & Gilchrist Parker Chapin LLP (the "Escrow Agent"), in substantially the form attached hereto as Exhibit D, which shall provide for the deposit of the Common Shares and Purchase Price at the Closing.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser represents and warrants to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Purchaser, as follows:

                  (a) Authorization. This Agreement has been duly authorized, validly executed and delivered by each Purchaser and is a valid and binding agreement and obligation of each Purchaser enforceable against each Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and each Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (b) Independent Investigation. Each Purchaser has received and carefully reviewed copies of the Public Documents (as hereinafter defined). Each Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. Each Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.


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                  (c)      Qualified Buyer. Each Purchaser is an "accredited
investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Each Purchaser is sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in developmental companies.

                  (d) Information Provided. Each Purchaser has had a reasonable opportunity to ask questions of and receive answers from persons acting on behalf of the Company concerning the transactions to be consummated hereby and if such opportunity was taken, all such questions have been answered to the full satisfaction of Purchaser. Each Purchaser and its advisors, if any, have had the opportunity to request, receive and consider all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Securities deemed relevant by them.

                  (e) Reoffers and Resales. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the Securities Act or pursuant to an exemption from registration under the Securities Act.

                  (f) Risks; Tax and Economic Considerations. Purchaser recognizes that an investment in the Securities involves substantial risks, including loss of the entire amount of such investment. Purchaser is familiar with and understands the terms regarding the offer and sale of the Securities. With respect to tax and other economic considerations involved in this investment, Purchaser is not relying on the Company. Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Securities, for Purchaser's particular tax and financial situation and has determined that the investment being made by Purchaser is a suitable investment for Purchaser.

                  (g) No Advertisement, Etc. Purchaser is not subscribing for the Securities as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting. Purchaser understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.

                  (h) Acquisition for Investment Only. Purchaser is purchasing the Securities for its own account for investment, and not with a view toward the resale or distribution thereof, except as permitted under the Securities Act. Purchaser has not offered nor sold any portion of the Securities being acquired nor does Purchaser have any intention of dividing the Securities with others or of selling, distributing or otherwise disposing of any of the Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and in compliance with this Agreement.

                  (i) Questionnaire. Purchaser acknowledges and understands that the Company will rely upon the information contained in the Questionnaire delivered to the Company in connection with this Agreement. Purchaser represents to the Company that the information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and Purchaser shall notify the Company immediately of any material change in any of such information occurring prior to the closing of the transactions contemplated hereunder.

                  (j) Separate Purchasers; Not Affiliates. Purchaser is a separate investor; no Purchaser is acting in concert with or as a group with any other Purchaser or any other person in connection with the purchase of the Securities pursuant to this Agreement. No Purchaser is an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any "Affiliate" of the Company (as that term is defined in Rule 405 of the Securities Act). No Purchaser nor its Affiliates has an open short position in the Common Stock of the Company.

                  (k) Company Reliance. Purchaser understands that the Securities are being offered and sold to the Purchaser by the Company in reliance upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein and in the documents contemplated in connection herewith in order to determine the eligibility of the Purchaser to acquire or receive an offer to acquire the Securities; and the information with respect to the Purchaser provided to the Company by the Purchaser is accurate and complete in all material respects.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to each Purchaser, and covenants for the benefit of each Purchaser, as follows:

                  (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this agreement, "Material Adverse Effect" shall mean any effect on the business, prospects, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit the Company from entering into and performing any of its obligations under this Agreement in any material respect.

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                  (b)      The Company has furnished the Purchasers with copies
of the Company's most recent Annual Report on Form 10-K, as amended, for fiscal year ended December 31, 2001 (the "Form 10-K") filed with the Securities and Exchange Commission (the "Commission") and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (the "Form 10-Q"; collectively with the Form 10-K, the "Public Documents"). The Public Documents and the Commission Documents (as defined below) at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, "Commission Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange
Commission (the "Commission") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act and the Registration Statement (as defined below) and the Prospectus Supplement (as defined below).

                  (c) The Common Shares to be issued by the Company to the Purchasers have been registered under the Securities Act, pursuant to a registration statement on Form S-3, Commission File Number 333-33774 (the "Registration Statement"); and (b) the Company has filed a prospectus supplement to the Registration Statement (the "Prospectus Supplement") in connection with the transaction contemplated by this Agreement.

                  (d) The Company at all times shall remain a reporting company pursuant to the Exchange Act.

                  (e) The Securities have been duly authorized by all necessary corporate action and, when paid for by the Purchasers and issued in accordance with the terms hereof, the Securities shall be validly issued, fully paid and non-assessable.

                  (f) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (g) The execution, delivery and performance of this Agreement, the issuance of any of the Securities and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or
(B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (h) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Commission, the OTC Bulletin Board or pursuant to any state or "blue sky" securities laws subsequent to the Closing).

                  (i) There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which questions the validity of this Agreement or the transactions contemplated thereby or any action taken or to be take pursuant thereto. There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (j) Subsequent to the dates as of which information is given in the Public Documents, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business.

                  (k) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights ("Intellectual Property") necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents or the Commission Documents except for any of the foregoing, the absence of which would not reasonably be likely to result in a Material Adverse Effect and, to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents or the Commission Documents, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

                  (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. The Company will continue to take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or any relevant market or system, if applicable, and will comply in all material respects with the Company's reporting, listing or other obligations under the rules of the OTC Bulletin Board or any relevant market or system. The Company shall comply with all applicable laws, rules, regulations and orders.

                  (m)      The Company will promptly notify each Purchaser of
(a) its receipt of notice of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and (b) its becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or which makes it necessary to change the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (n) Neither this Agreement or the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (o) The authorized capital stock of the Company and the shares thereof issued and outstanding as of September 5, 2002 are set forth on
Schedule 3(o) attached hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement, the Public Documents, the Commission Documents or on Schedule 3(o) attached hereto, as of the date hereof, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Public Documents, the Commission Documents or on Schedule 3(o) as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as disclosed in the Commission Documents and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's certificate of incorporation as in effect on the date hereof (the "Certificate"), and the Company's bylaws as in effect on the date hereof (the "Bylaws").

                  (p) The Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written consent of the Purchasers, which shall not be unreasonably withheld. Notwithstanding the foregoing, in the event the Company is required by law or regulation to issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transaction contemplated hereby prior to or after the Closing, the Company shall consult with the Purchasers on the form and substance of such press release or other disclosure.

                  (q) During the period commencing on the Closing Date and ending on the first (1st) anniversary thereof, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed Subsequent Financing. For the

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purposes hereof, "Subsequent Financing" shall mean a subsequent offer or sale to, or exchange with (or other type of distribution to), any third party, of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within sixty (60) calendar days from the date of the Rights Notice, including, without limitation, all of the terms and conditions thereof. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the five (5) trading days following delivery of the Rights Notice (the "Option Period") to inform the Company whether such Purchaser will purchase all or part of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the purchase price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from a Purchaser within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur within ten (10) business days of the scheduled closing date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3(q), including, without limitation, the delivery of a new Rights Notice. Notwithstanding anything contained herein to the contrary, the provisions of this Section 3(q) shall not apply to issuances of financing securities in connection with (i) grants of stock options and issuances of Common Stock pursuant to the Company's currently outstanding convertible securities, including stock options, warrants and convertible securities; and (ii) issuances of the Company's securities in connection with strategic business relationships, including without limitation, joint ventures and license agreements, so long as such issuances are not primarily for the purpose of raising capital.

         4. CONDITIONS PRECEDENT. The obligations hereunder of the Company and each Purchaser to enter into this Agreement and sell and purchase the Common Shares and the Warrants is subject to their satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's and each Purchaser's sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

                  (a) The parties shall have executed and delivered this Agreement, the Registration Rights Agreement and the Escrow Agreement.

                  (b) The Registration Statement continues to be effective.

                  (c) The Company shall have filed the Prospectus Supplement describing the particular terms of the transaction contemplated by this Agreement.

                  (d) Each Purchaser shall have delivered to the Escrow Agent the Purchase Price for the Common Shares and Warrants and the Company shall have (i) delivered certificates evidencing the Common Shares to the Escrow Agent or (ii) if requested by a Purchaser, delivered the Common Shares via DWAC transfer to an account specified in writing by such Purchaser to the Company.

                  (e) The Company shall have delivered the Warrants to each Purchaser.

                  (f) Each of the representations and warranties of the Company and each Purchaser shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

                  (g) The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (h) Trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall the Company have suffered a Material Adverse Effect.

                  (i) At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit E hereto and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to such Closing.

                  (j) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the aggregate number of Shares issuable upon exercise of the Warrants on the Closing Date.

                  (k) The Company shall have delivered to the Purchasers a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the Company's Board of Directors authorizing the transaction contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

                  (l) All fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of the Closing Date.

         5. FEES AND EXPENSES. The Company and the Purchasers shall pay its respective fees and expenses related to the transactions contemplated by this Agreement; except that the

Company shall pay on the Closing Date, all reasonable fees and expenses, including disbursements and out-of-pocket expenses, incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the Warrants in an amount not to exceed $20,000.

         6. BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, other than pursuant to that certain Placement Agent Agreement of even date herewith between the Company and the Placement Agent, H.C. Wainwright & Co., Inc. The Company on the one hand, and Purchasers, on the other hand, agree to indemnify the other, its employees, officers, directors, agents, and partners, and their respective affiliates, against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         7.       INDEMNIFICATION.

                  (a) The Company will indemnify and hold harmless each Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, or Section 20(a) of the Exchange Act, from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys' fees) to which each Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Common Stock being sold to the Purchasers (including any Prospectus Supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 6(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchasers or such person through its bad faith or willful misconduct; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers expressly for use in the Registration Statement, any preliminary prospectus or the prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the prospectus, the foregoing indemnity shall not inure to the benefit of the Purchasers or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the prospectus were timely delivered to the Purchasers pursuant hereto and a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchasers or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                  (b) Each Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company from and against any losses, claims, damages or liabilities to which the Company or any such officer, director or controlling person may become subject (under the Securities Act or otherwise), including, but not limited to, any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with such Purchaser's representation and warranties hereunder, or any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement, any preliminary prospectus or the prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading contained in the Registration Statement on or after the effective date thereof if such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Purchaser or on such Purchaser"s behalf specifically for use in preparation of the Registration Statement, any preliminary prospectus or the prospectus (or any amendment or supplement thereto).

                  (c) The Company will reimburse each Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by each Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement, prospectus or Prospectus Supplement or any amendment or supplement to the thereto in reliance upon, and in conformity with, written information furnished by the Purchasers to the Company for inclusion in the Registration Statement, prospectus or Prospectus Supplement.

         8. INDEMNIFICATION PROCEDURES. Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under Section 6, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 6, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 6, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

         If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any indemnified party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

         9. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein or its agent. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

         10. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                           (a)      if to the Company:

                                    Advanced Viral Research Corp.
                                    200 Corporate Boulevard South
                                    Yonkers, New York 10107
                                    Attention: Shalom Z. Hirschman, M.D.,
                                               President
                                    Tel. No.: (914) 376-7383
                                    Fax No.:  (914) 376-7368

                                    with a copy to:

                                    Berman Rennert Vogel & Mandler, P.A.
                                    Bank of America Tower
                                    Suite 3500
                                    100 Southeast Second Street
                                    Miami, Florida 33131-2130
                                    Attention: Charles J. Rennert
                                    Tel. No.: (305) 577-4171
                                    Fax No.:  (305) 347-6473

                           (b)      if to any Purchaser:

                                    to the address of such Purchaser listed on Exhibit A to this Agreement.

                                    with a copy to:

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York 10174
                                    Attention:  Christopher S. Auguste
                                    Tel. No.: (212) 704-6000
                                    Fax No.:  (212) 704-6288

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         12. COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                           ADVANCED VIRAL RESEARCH CORP.

                           By: /S/ Shalom Z. Hirschman, M.D.
                              -------------------------------------------------
                              Name: Shalom Z. Hirschman, M.D.
                              Title:   President


PURCHASERS:

SDS MERCHANT FUND, LP                       XMARK FUND, LTD.

By: /s/ Steve Derby                         By: /s/ Mitchell Kaye
Title: Managing Member                      Title: Chief Investment Officer


STONESTREET LIMITED PARTNERSHIP             XMARK FUND, L.P.

By: /s/ Michael Finkelstein                 By: /s/ Mitchell Kaye
Title: President                            Title: Chief Investment Officer


01144 LTD.                                  RIG MICROCAP FUND LP

By: /s/ Deborah L. Paterson                 By: Robin Investment Group, Inc.
Title: Director
                                            By:  Dan Rubin
                                            Title: CEO


BRISTOL INVESTMENT FUND, LTD.               /S/ RICHARD MELNICK

By: /s/ Paul Kessler
Title: Director


ALPHA CAPITAL

By: /s/ Konrad Ackerman
Title: Director

                                EXHIBIT A TO THE
                        COMMON STOCK PURCHASE AGREEMENT
                               LIST OF PURCHASERS

NAMES AND ADDRESSES OF                          NUMBER OF WARRANTS                       DOLLAR AMOUNT
     PURCHASERS                                     PURCHASED                            OF INVESTMENT
----------------------                          ------------------                       -------------

SDS Merchant Fund, LP                               4,821,429                            $900,000
53 Forest Avenue, 2nd Floor
Old Greenwich, CT 06870
Fax: 203-967-5851
Attention: Steve Derby

Stonestreet Limited Partnership                     4,017,857                             750,000
260 Town Centre Blvd., Ste. 201
Markham, Ontario L3R8H8
Fax: 416-956-8989
Attention: Michael Finkelstein

01144 Ltd.                                            535,715                             100,000
3rd Floor Par La Ville Place
14 Par La Ville Road
Hamilton, HM11, Bermuda
Fax: 416-869-3632
Attention: Michael McKinnon

Bristol Investment Fund, Ltd.                       2,142,857                             400,000
Caledonian House Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Fax: 323-468-8307
Attention: Amy Wang

Alpha Capital                                       2,678,572                             500,000
Pradafant 7, Furstentums 9490
Vaduz, Liechtenstein
Fax: 011-423-237-6363
Attention: Konrud Ackerman

Xmark Fund, Ltd.                                      825,000                             154,000
152 West 57th Street 21st Floor
New York, NY 10019 Fax: 212-247-1329
Attention: Mitchell Kaye

Xmark Fund, L.P.                                      300,000                              56,000
152 West 57th Street 21st Floor
New York, NY 10019 Fax: 212-247-1329
Attention: Mitchell Kaye

RIG MicroCap Fund LP                                  535,715                             100,000
C/o Rubin Investment Group, Inc.
405 Lexington Avenue, 50th Fl.
New York, NY 10174
Fax: 212-599-3484
Attention: Dan Rubin

Richard Melnick                                       267,857                              50,000
PO Box 296
Crested Butte, CO 81224
Fax: 970-349-9393